                                                                    Exhibit 21.1

                                  SUBSIDIARIES

Company:                                           Jurisdiction:
--------                                           -------------
Harbor Global II Ltd.                              Bermuda

HGC Ltd.                                           Bermuda

Harbor Far East Exploration, LLC                   Delaware

Closed Joint-Stock Company "Tas-Yurjah Mining
Company"                                           Russia

Closed Joint-Stock Company "Dalplaz"               Russia

Harbor Far East Ventures, LLC                      Delaware

International Closed Joint-Stock Company
"Starma-Holding"                                   Russia

Closed Joint-Stock Company "Starma-Port"           Russia

Closed Joint-Stock Company
"Pioneer-Starma-Equipment"                         Russia

Pioneer Forest, LLC                                Delaware

Pioneer Forest, Inc.                               Delaware

Closed Joint-Stock Company "Amgun-Forest"          Russia

Closed Joint-Stock Company "Udinskoye"             Russia

PREA, LLC                                          Delaware

Polish Real Estate Fund                            Poland

Pioneer Real Estate Advisors Poland Sp. z o.o.     Poland

PBO Property Capital, LLC                          Delaware

PBO Property Fund, LLC                             Delaware

PBO Holdings, LLC                                  Delaware

Pioneer Goldfields II Limited                      Guernsey

PIOGlobal Metals and Technology, Inc.              Delaware

Pioneer Omega, Inc.                                Delaware

Luscinia, Inc.                                     Delaware

Theta Enterprises, Inc.                            Delaware

Pioneer First Investment Fund                      Russia

Pioneer First Russia, LLC                          Delaware

Closed Joint-Stock Company "Pioneer Services"      Russia

Closed Joint-Stock Company "Pioneer First"         Russia

Open Joint-Stock Company "Pioneer Securities"      Russia

PIOGlobal Corporation                              Delaware

Pioneering Management (Jersey) Limited             Jersey

Pioneer Poland US (Jersey) Limited                 Jersey

Pioneer Poland U.S., L.P.                          Delaware

Pioneer Poland GP Limited Partnership              Delaware

Pioneer Poland UK, L.P.                            England

Pioneer International, LLC                         Delaware

Pioneer Investments Poland Sp. z o.o.              Poland

Anabasis Enterprises, Ltd.                         Cyprus

Pioneer Omega (Cyprus) Limited                     Cyprus

PT Pioneer Ongko                                   Indonesia